Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-216279) of Wabash National Corporation,

(2)	Registration Statement (Form S-8 No. 333-149349) pertaining to the 2007 Omnibus Incentive Plan of Wabash National Corporation,

(3)	Registration Statement (Form S-8 No. 333-178778) pertaining to the 2007 Omnibus Incentive Plan and the 2011 Omnibus Incentive Plan of Wabash National Corporation, and

(4)	Registration Statement (Form S-8 No. 333-218085) pertaining to the 2017 Omnibus Incentive Plan of Wabash National Corporation;
of our reports dated February 25, 2020, with respect to the consolidated financial statements of Wabash National Corporation and the effectiveness of internal control over financial reporting of Wabash National Corporation, included in this Annual Report (Form 10-K) of Wabash National Corporation for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Indianapolis, Indiana
February 25, 2020